Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

XINXU COPPER INDUSTRY TECHNOLOGY LTD

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares, par value HK$0.0005 per share	(1)	457(o)		$		$20,700,000.00	0.0001381	$2,858.67
Fees to be Paid	Equity	Underwriter' warrants	(2)	Other	0		0.00	0.00	0.0001381	0.00
Fees to be Paid	Equity	Ordinary shares underlying underwriter's warrants	(3)	457(o)				1,552,500.00	0.0001381	214.40
Fees to be Paid	Equity	Ordinary shares, par value HK$0.0005 per share	(4)	457(o)		$		$23,400,000.00	0.0001381	$3,231.54

Total Offering Amounts:								$45,652,500.00		6,304.61
Total Fees Previously Paid:										0.00
Total Fee Offsets:										4,404.98
Net Fee Due:										$1,899.63

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Offering Note(s)

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes the offering price attributable to additional ordinary shares that the underwriter has the option to purchase to cover over-allotments, if any. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional ordinary shares as may be issued after the date hereof as a result of share sub-divisions, share capitalization or similar transactions.
(2)	No fee required pursuant to Rule 457(g) under the Securities Act.
(3)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act. Represents ordinary shares underlying warrants issuable to the underwriter to purchase a number of ordinary shares equal to 6% of the total number of ordinary shares sold in this offering, including the underwriter’s over-allotment option as applicable, at an exercise price equal to 125% of the public offering price of the ordinary shares sold in this offering. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional ordinary shares as may be issued after the date hereof as a result of share sub-divisions, share capitalization or similar transactions.
(4)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act. Represents ordinary shares being sold by the selling shareholders, based on the proposed maximum aggregate public offering price. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional ordinary shares as may be issued after the date hereof as a result of share sub-divisions, share capitalization or similar transactions.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	Xinxu Copper Industry Technology Ltd	(1)	F-1	333-278407	04/01/2024		$1,320.49	Equity	Ordinary Shares, par value HK$0.0005 per share		$8,625,000.00	$
Fee Offset Claims	Xinxu Copper Industry Technology Ltd	(2)	F-1	333-278407	04/01/2024		0.00	Equity	Underwriter' warrants		0.00
Fee Offset Claims	Xinxu Copper Industry Technology Ltd	(3)	F-1	333-278407	04/01/2024		99.04	Equity	Ordinary shares underlying underwriter's warrants		646,875.00
Fee Offset Claims	Xinxu Copper Industry Technology Ltd	(4)	F-1	333-278407	04/01/2024		2,985.45	Equity	Ordinary shares, par value HK$0.0005 per share		19,500,000.00
Fee Offset Sources	Xinxu Copper Industry Technology Ltd		F-1	333-278407		08/05/2025							1,666.98
Fee Offset Sources	Xinxu Copper Industry Technology Ltd		F-1	333-278407		04/01/2024							2,738.00

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	The Registrant’s Registration Statement on Form F-1 (Registration No. 333-278407) was initially filed on April 1, 2024 and was declared effective on September 30, 2025. The Registration Statement was further supplemented by a post-effective amendment and such registration statement, as supplemented, was declared effective on December 4, 2025. There were no sales of the Registrant’s securities under such Registration Statement and the Registrant requested the Commission’s consent to the withdrawal of such Registration Statement on January 26, 2026.

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(2)	The Registrant’s Registration Statement on Form F-1 (Registration No. 333-278407) was initially filed on April 1, 2024 and was declared effective on September 30, 2025. The Registration Statement was further supplemented by a post-effective amendment and such registration statement, as supplemented, was declared effective on December 4, 2025. There were no sales of the Registrant’s securities under such Registration Statement and the Registrant requested the Commission’s consent to the withdrawal of such Registration Statement on January 26, 2026.

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(3)	The Registrant’s Registration Statement on Form F-1 (Registration No. 333-278407) was initially filed on April 1, 2024 and was declared effective on September 30, 2025. The Registration Statement was further supplemented by a post-effective amendment and such registration statement, as supplemented, was declared effective on December 4, 2025. There were no sales of the Registrant’s securities under such Registration Statement and the Registrant requested the Commission’s consent to the withdrawal of such Registration Statement on January 26, 2026.

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(4)	The Registrant’s Registration Statement on Form F-1 (Registration No. 333-278407) was initially filed on April 1, 2024 and was declared effective on September 30, 2025. The Registration Statement was further supplemented by a post-effective amendment and such registration statement, as supplemented, was declared effective on December 4, 2025. There were no sales of the Registrant’s securities under such Registration Statement and the Registrant requested the Commission’s consent to the withdrawal of such Registration Statement on January 26, 2026.